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                                                                    Exhibit 3.62

                                     BY-LAWS

                                       OF

                              PJC OF CRANSTON, INC.

                            ARTICLE I.: IDENTIFICATION

          SECTION 1. NAME. The name of the Corporation is PJC of Cranston, Inc. (the "Corporation").

          SECTION 2. SEAL. Upon the seal of the Corporation shall appear the name of the Corporation and the state and year of incorporation, and the words "Corporate Seal, Rhode Island." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

          SECTION 3. OFFICES. The registered office of the Corporation shall be located in the City of Warwick, Rhode Island. The Corporation may also have other offices at such other places, either within or without the State of Rhode Island, as the Board may determine or as the activities of the Corporation may require.

                      ARTICLE II.: MEETINGS OF SHAREHOLDERS

          SECTION 1. PLACE OF MEETINGS. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation at 440 George Washington Highway, Smithfield, Rhode Island, or at such other place, either within or without the State of Rhode Island, as may be fixed by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

          SECTION 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting, shall be held each year on such date in the first six months of the Corporation's fiscal year as shall be designated by the president, or in the absence of such designation, on the first Tuesday of the seventh month of the fiscal year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, or on such other date as shall be fixed by the Board of Directors.

          SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, other than those regulated by statute or by the articles of incorporation, may be called by the president, the Board of Directors, or the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Business transacted at all special meetings shall be limited to the purpose stated in the notice.

          SECTION 4. NOTICE. Written notice of each meeting of shareholders, stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten days nor more than sixty days prior to each meeting, by leaving such notice with

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him personally or by transmitting such notice with confirmed delivery
(including, by telex, cable or other form of recorded communication, provided that delivery of such notice in written form is confirmed in a writing) to his residence or usual place of business, or by depositing such notice in the mails in a postage prepaid envelope addressed to him at his post office address as it appears on the corporate records of the Corporation, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting

          SECTION 5. WAIVER OF NOTICE. Notice of any shareholders meeting may be waived, in writing, by any shareholder, either before or after the time stated therein and, if any shareholder entitled to vote is present at a shareholders meeting and does not protest, prior to or at the commencement of the meeting, the lack of receipt of proper notice, such shareholder shall be deemed to have waived notice of such meeting.

          SECTION 6. VOTING LIST. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of dividends, or for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of Directors may fix in advance a date as the record date for any such determination of shareholders, which shall not be a date earlier than the date on which such action is taken by the Board of Directors, nor more than sixty, nor less than ten days before the particular event requiring such determination of shareholders. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination.

          The corporate officer responsible for the share transfer books shall make, or cause to be made, at least ten days before each meeting of shareholders, a list or other record of the shareholders entitled to vote at such meeting, with the address of, and the number and class of shares held by each, which list for a period of ten days prior to such meeting, shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

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          SECTION 7.    QUORUM AND REQUIRED VOTE. The holders of a majority of
the stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders except as otherwise specially provided by the By-Laws, by the Articles of Incorporation or by statute. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

          The affirmative vote, at a meeting of shareholders duly held and at which a quorum is present, of a majority of the voting power of the shares represented at such meeting which are entitled to vote on the subject matter shall be the act of the shareholders, except as is otherwise specially provided by a By-Law, by the Articles of Incorporation or law. The holders of a majority of the voting power of the shares entitled to vote represented at a meeting may adjourn such meeting from time to time.

          SECTION 8. VOTING. Each holder of voting stock shall be entitled to vote in person or by proxy at each meeting, and he shall have one vote for each share of voting stock registered in his name. However, a proxy shall not be valid after eleven months from its date of execution, unless it specifies the length of time for which it shall continue in force or limits its use to a particular meeting not yet held.

          SECTION 9. ACTION WITHOUT A MEETING. Any action which may be taken at a meeting of shareholders may be taken without a meeting, if consent in writing, setting forth such action, is signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III.: BOARD OF DIRECTORS

          The business affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

          SECTION 1. NUMBER. The number of directors who will constitute the entire Board of Directors shall be not less than one (1) nor more than three
(3). Directors need not be residents of the State of Rhode Island nor shareholders of the Corporation.

          SECTION 2. ELECTION. Members of the initial Board of Directors as elected at the organization meeting shall hold office until the first annual meeting of shareholders and until their respective successors shall have been duly elected and qualified. At each annual meeting of shareholders, directors shall be elected to hold office

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until the next succeeding annual meeting and until their respective successors have been duly elected and qualified.

          SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held with or without notice at such time and place as the Board may from time to time determine, except that the first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or it may convene at such place and time as shall be fixed by the consent in writing of all of the directors.

          SECTION 4. SPECIAL MEETINGS. Special meetings of the Board may be called by the president on at least two days' notice to each director, given either by mail, by telex, telegraph, cable or other form of recorded communication or orally, in person or by telephone. Special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors. Said notice may be waived by a written waiver signed by all of the directors who receive no such notice of meeting. Attendance by a director at a meeting, without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting.

          SECTION 5. WAIVER OF NOTICE. Attendance of a director at any meeting, regular or special, shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

          SECTION 6. QUORUM. At all meetings of the Board of Directors, a majority of directors shall constitute a quorum for the transaction of business, unless a greater number is required by law or by the Articles of Incorporation of by theses By-Laws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless a greater number is specially required by the By-Laws, by the Articles of Incorporation or by law. A meeting may be adjourned by less than a quorum if a quorum is not present at the meeting, A director may participate at a meeting of the Board of Directors by means of a conference telephone or similar communications equipment, provided such equipment enables all directors at a meeting to hear one another.

          SECTION 5. COMMITTEES OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate two or more directors to constitute an executive committee or other committee and may appoint or provide for the appointment of one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee shall have and may exercise the powers of the Board of

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Directors in the management of the business, property and affairs of the
Corporation, as shall be provided in these By-Laws or in the resolution of the Board constituting the committee. All committees shall keep records of their acts and proceedings and report the same to the Board of Directors as and when required. Any director may be removed from a committee with or without cause by the affirmative vote of a majority of the entire Board of Directors.

          SECTION 6. ACTION WITHOUT A MEETING. If all of the directors or all members of a committee of the Board of Directors, as the case may be, severally or collectively, consent in writing to any action taken or to be taken by the Corporation, and the number of such directors or members constitutes a quorum for such action, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors or committee, as the case may be.

          SECTION 7. RESIGNATION AND REMOVAL. Unless otherwise provided in any contract with the Corporation, any director may resign or be removed at any time. A director who intends to resign shall give written notice to the president or to the secretary. Removal of a director, with or without cause, may be effected by the affirmative vote of the holders of a majority of the stock entitled to vote.

          SECTION 8. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor and until his successor is duly chosen.

          Any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present. A director elected to fill a newly created directorship shall serve until the next succeeding annual meeting of shareholders and until his successor is duly chosen.

          SECTION 9. COMPENSATION OF DIRECTORS. The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

          SECTION 10. RECORDS. The directors may keep the books of the Corporation, except such as are required by law to be kept within the State, outside of the State of Rhode Island, at such place or places as they may from time to time determine.

                              ARTICLE IV.: OFFICERS

          SECTION 1. ELECTION. A president, a secretary, a treasurer and, when deemed necessary by the Board of Directors, a Chairman of the Board, one or more vice presidents and such other officers and assistant officers, none of whom need to be a

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member of the Board, shall be elected by the Board of Directors to hold office until their respective successors are duly elected and qualified. Any two or more offices may be held by the same person.

          SECTION 2. CHAIRMAN OF THE BOARD. The chairman of the Board of Directors, if one shall be elected, shall preside at all meetings of the Board and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 3. PRESIDENT. The president shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. In the absence or nonelection of a chairman, the president shall preside at all meetings of the Board of Directors and shareholders, discharging the duties incumbent upon a presiding officer. In addition, the president shall have the direction of all other officers, agents and employees of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The president shall also perform such other duties and exercise such other powers as the By-Laws may provide or the Board of Directors may assign.

          SECTION 4. VICE PRESIDENT. Vice presidents, when elected, shall have such powers and perform such duties as the president or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the president, or in case of his absence or inability to act, the vice president, so appointed, shall perform the duties of the president and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the president.

          SECTION 5. SECRETARY. The secretary shall keep true and complete records of the proceedings of the meetings of the shareholders, the Board of Directors and any committees of directors and shall file any written consents of the shareholders, the Board of Directors and any committees of directors with these records. It shall be the duty of the secretary to be custodian of the records and of the seal of the Corporation and he, or an assistant secretary, shall have authority to affix the seal to any instrument requiring it and when so affixed it may be attested by his signature or by the signature of such assistant secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The secretary shall also attend to the giving of all notices and shall perform such other duties as the By-Laws may provide or the Board of Directors may assign.

          SECTION 6. ASSISTANT SECRETARY. If one shall be elected, the assistant secretary shall have such powers and perform such duties as the president, secretary or the Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the secretary, or in case of his absence or inability to act, the assistant secretary shall perform the duties of the secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the secretary.
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          SECTION 7.    TREASURER. The treasurer shall keep correct and complete
records of account showing accurately at all times the financial condition of the Corporation. The treasurer shall also act as legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the Corporation. Whenever requested by the Board of Directors, the treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the By-Laws may provide and the Board of Directors may assign. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          SECTION 8. ASSISTANT TREASURER. If one shall be elected, the assistant treasurer shall have such powers and perform such duties as the president, treasurer or Board may from time to time assign and shall perform such other duties as may be prescribed by these By-Laws. At the request of the treasurer, or in case of his absence or inability to act, the assistant treasurer shall perform the duties of the treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the treasurer.

          SECTION 9. OTHER OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          SECTION 10. TRANSFER OF AUTHORITY. In case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any director or employee of the Corporation, provided that a majority of the entire Board of Directors approves.

          SECTION 11. RESIGNATION AND REMOVAL. Unless otherwise provided in any contract with the Corporation, any officer may resign or be removed at any time. An officer who intends to resign shall give written notice to the Board of Directors in care of the president or the secretary. Removal of an officer, with or without cause, may be effected by the Board of Directors.

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          SECTION 12.   VACANCIES. A vacancy occurring in any office may be
filled for the unexpired portion of the term of office by the Board of Directors.

          SECTION 13. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

                            ARTICLE V.: CAPITAL STOCK

          SECTION 1. CONSIDERATION AND PAYMENT. The capital stock may be issued for such consideration as may be fixed from time to time by the Board of Directors, provided, however, that the consideration may not be less than the par value of any of such stock having a par value. Payment of such consideration may be made, in whole or in part, in (a) cash, securities or other property of any description, or any interest therein, (b) labor or services rendered to or for the benefit of the Corporation, or (c) shares, securities or other obligations of the Corporation actually surrendered, cancelled or reduced, provided such payment is not prohibited by law, the Articles of Incorporation or these By-Laws. No certificate shall be issued for any shares until such shares are fully paid.

          SECTION 2. CERTIFICATES REPRESENTING SHARES. Each holder of the capital stock of the Corporation shall be entitled to a certificate signed by the president or a vice president and the secretary or an assistant secretary except that such signatures may be facsimile. Upon each such certificate shall appear such legend or legends as may be required by law or by any contract or agreement to which the Corporation is a party. No certificate shall be valid without such signatures and legends as are required hereby.

          When the Corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

          SECTION 3. LOST CERTIFICATES. Whenever a person shall request the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors shall require that such person make an affidavit to the fact of such loss before the Board shall authorize the requested issuance. Before issuing a new certificate, the Board may also require a bond of indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.

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          SECTION 4.    TRANSFER OF STOCK. The Corporation or its transfer agent
shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Articles of Incorporation or a By-Law of the Corporation or by any contract or agreement to which the Corporation is a party.

          SECTION 5. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other notice thereof, except as expressly provided by the laws of Rhode Island.

                       ARTICLE VI.: DIVIDENDS AND RESERVES

          SECTION 1. DIVIDENDS. Subject to any limitations or conditions contained in the Articles of Incorporation, dividends may be declared by a resolution duly adopted by the Board of Directors and may be paid in cash, property or in shares of the capital stock of the Corporation.

          SECTION 2. RESERVES. Before payment of any dividend or making any distribution of profits, the Board of Directors may set aside out of any funds available for dividends such sum or sums as the Board, in its absolute discretion, may determine as a reserve or reserves to meet contingencies, to equalize dividends, to repair or maintain property or to serve other purposes conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                      ARTICLE VII.: SPECIAL CORPORATE ACTS

          SECTION 1. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages and other written contracts and agreements to which the Corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Corporation shall be signed by the president, and, if required by law, attested by the secretary or an assistant secretary, unless otherwise directed by the Board of Directors or otherwise required by law.

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                            ARTICLE VIII: FISCAL YEAR

          SECTION 1. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

                          ARTICLE IX.: INDEMNIFICATION

          SECTION 1. The Corporation shall have the power to indemnify and reimburse shareholders, directors, officers, employees and agents as provided for in Section 7-1.1-4.1 of the Business Corporation Act of the State of Rhode Island, including any amendment to or substitutions for such Section which may be made from time to time.

                        ARTICLE X.: AMENDMENT OF BY-LAWS

          SECTION 1. These By-Laws may be amended or repealed or new By-Laws may be adopted by the affirmative vote of the holders of a majority of the stock entitled to vote at any meeting of shareholders or by the affirmative vote of directors holding a majority of the directorships at any meeting of directors provided that notice of such amendment, repeal or adoption of new By-Laws be included in the notice of such meeting.